FOR IMMEDIATE RELEASE
USF CORPORATION REPORTS SECOND QUARTER RESULTS
Strong Freight Demand Continues

(Chicago – July 23, 2004) USF Corporation (NASDAQ:USFC) today reported a $2.0 million loss from continuing operations, or ($.07) per diluted share, for the second quarter ended July 3, 2004. This compares to income from continuing operations of $8.1 million, or $.30 diluted earnings per share for the prior year period.

The loss for the second quarter of 2004 includes Red Star pre-tax operating losses and shut-down costs of $21.4 million ($13.6 million after-tax) and a $6.0 million charge ($3.8 million after-tax) for the write-down of an information technology project. Included in the 2003 second quarter results was a pre-tax charge of $2.1 million ($1.2 million after-tax) related to retirement costs for the Company’s former CEO. Revenue for the second quarter of 2004 was $612 million, compared to $567 million in the prior year period. There were 63.5 working days in the second quarter of 2004 compared to 62.5 working days in the second quarter of 2003. Revenue per working day increased 6.2% from last year’s second quarter.

Income from continuing operations, excluding the effects of Red Star and the information technology write-down, for the second quarter was $16.0 million, or $.58 earnings per diluted share, compared to $10.8 million, or $.40 earnings per diluted share for the second quarter of 2003 excluding non-comparable items. This represents an increase of 48.0% and 45.0%, respectively, from the prior year period.

For the six months ended July 3, 2004, reported net income was $5.1 million, or $.18 earnings per diluted share versus $10.8 million, or $.40 earnings per diluted share in 2003. Revenue for the six months was $1,228.6 million compared to $1,160.8 million in 2003.

Condensed Consolidated Statements of Operations are reflected in Table I. Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows are reflected in Table II. Reconciliation of Non-GAAP Financial Measures are reflected in Table III. Quarterly Operating Statistics are reflected in Table IV.

Richard P. DiStasio, President and Chief Executive Officer of USF Corporation commented, “There were two significant events during the second quarter. On May 23rd, we announced the closure of our Red Star operations. Subsequently, we determined that the best way to serve our customers in the Northeast is to expand the USF Holland brand. Therefore, on June 23rd, we announced the expansion of our Holland operations into the Northeast. We expect to have eight terminals fully operational by early September. Notwithstanding these two significant events, our second quarter, excluding the Red Star effect was very strong,” said DiStasio.

“For the second consecutive quarter, our inter-regional LTL product, PremierPlus®, recorded strong revenue growth during the quarter with an increase of 16% from the prior year’s second quarter. Our business process initiatives, known as Team One, have been helping to improve operational excellence and revenue growth across our entire Company,” said DiStasio.

Less-Than-Truckload (LTL)

Second quarter revenue for the LTL segment was $518 million, versus $472 million, for the same period last year. This represents an increase of 9.7%. Operating income for the LTL segment was $15.8 million, versus $25.3 million for the prior year quarter, a decrease of 38%. This decrease in operating income is primarily due to the Red Star pre-tax operating losses and shut-down costs of $21.4 million, offset by an operating income improvement at the other LTL companies. The LTL segment’s Operating Ratio (OR), excluding Red Star, improved 100 basis points to 92.4 from 93.4, led by improvement at USF Holland.

LTL shipments increased 3.7% over the second quarter of 2003 and LTL tonnage increased 8.2% during the same period. These numbers were negatively impacted by the Red Star closure in May of 2004. LTL revenue per shipment increased 3.9% from $127.66 to $132.57, including fuel surcharges. On a year over year basis, LTL revenue per hundredweight decreased by 0.5%, from $11.30 to $11.24. Average weight per LTL shipment increased 4.4% to 1,179 pounds in the second quarter of 2004 versus 1,130 pounds in the second quarter of 2003. Average length of haul for the LTL segment was 508 miles versus 492 miles in the second quarter of 2003.

Truckload (TL)

USF Glen Moore recorded an operating profit of $0.6 million versus $1.0 million in the year ago quarter. Glen Moore’s OR increased to 98.1% from the 2003 second quarter OR of 96.9%. Revenue for the quarter was up 4% to $32.5 million from $31.2 million in the second quarter of 2003. Glen Moore’s performance for the quarter was negatively impacted by higher fuel and self-insurance costs as well as driver shortages. On June 17, 2004, the Company announced the appointment of Matthew J. Stoll as President of USF Glen Moore.

Logistics

USF Logistics recorded an operating profit of $1.8 million for the second quarter of 2004, versus $1.8 million for the second quarter 2003. Revenue for the Logistics segment was $64.5 million versus $65.7 million for the prior year’s quarter.

Corporate and Other

Corporate and Other expenses were at $16.0 million for the second quarter of 2004. Corporate and Other expenses include the write-down of an information technology project of $6.0 million and the write-off of $0.8 million in Red Star intangible assets. Excluding these two items, Corporate and Other expense decreased 2% from the first quarter of 2004 to $9.2 million.

Red Star Pension Liability

As a result of the shut-down of Red Star, the Company may be subject to withdrawal payments for up to 13 multi-employer pension plans. The Company is in the early stages of gathering information from each of the plans. Therefore, the Company is unable to estimate its ultimate withdrawal liability at this time, and as a result, the amount of the liability may be materially higher or lower than the $35 million estimate stated in the May 23rd conference call.

EPS Guidance

The Company believes that due to the success of its business process initiatives and based on its continued strong performance in 2004, the Company’s EPS guidance for the full year, excluding the effects of Red Star, both current and on-going and the information technology write-down, remains at $1.95 to $2.15.

CONFERENCE CALL

A conference call will be held at 7:30 am CDT, 8:30 am EDT, on Friday, July 23rd to discuss the results. Those wishing to participate should dial 1-888-245-7013. Callers should dial in 5 to 10 minutes prior to the start of the call. A telephone replay will also be available. To use the dial-in access, call 1-877-519-4471, PIN number 4866160 after 10:30 am CDT. The telephone replay will be available for seven days. After that time a transcript of the call will be available at http://ir.usfc.com .

A live broadcast of the conference call will be available through the Company’s Web site at www.usfc.com and also www.streetevents.com . To listen to the call, please go to one of the Web sites at least fifteen minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at both Web sites. The conference call is the sole property of USF and any rebroadcast or transcription of the event without prior written consent of the Company is prohibited. The Company assumes no responsibility to update any information posted on its Web site.

USF Corporation, a $2.3 billion leader in the transportation industry, specializes in delivering comprehensive supply chain management solutions, including high-value next-day, regional and national LTL transportation, forward and reverse logistics, and premium regional and national truckload transportation. The Company serves the North American market, including the United States, Canada and Mexico, as well as the U.S. territories of Puerto Rico and Guam. USF Corporation is headquartered in Chicago, Illinois. For more information, visit www.usfc.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by the Company with the SEC including Forms 8-K, 10-Q and 10-K.

_________________

Corporate Contact:
USF Corporation
James J. Hyland 773.824.2213

Table I

USF Corporation
Condensed Consolidated Statements of Operations
Unaudited (Dollars in Thousands, Except Per-Share Amounts)

	Quarter Ended		Six Months Ended
	July 3, 2004	July 5, 2003	July 3, 2004	July 5, 2003
Revenue:
LTL Trucking	$518,191	$472,472	$1,037,888	$961,335
TL Trucking	32,479	31,244	66,753	62,994
Logistics	64,535	65,738	130,972	141,413
Intercompany eliminations	(3,345)	(2,369)	(6,986)	(4,955)

Total revenue from operations	611,860	567,085	1,228,627	1,160,787
Income:
LTL Trucking	15,755	25,300	39,793	42,112
TL Trucking	607	962	1,419	1,485
Logistics	1,827	1,785	3,457	2,338
Corporate and other	(15,971)	(8,682)	(25,363)	(13,918)

Total income from operations	2,218	19,365	19,306	32,017

Non-operating income/(expenses)
Interest expense	(5,217)	(5,191)	(10,426)	(10,483)
Interest income	640	207	1,211	418
Other, net	(563)	(171)	(953)	(426)

Net non-operating expenses	(5,140)	(5,155)	(10,168)	(10,491)

Income/(loss) from continuing operations before income
taxes and cumulative effect of accounting change	(2,922)	14,210	9,138	21,526
Income tax benefit/(expense)	905	(6,096)	(4,039)	(9,172)

Income/(loss) from continuing operations before
cumulative
effect of accounting change	(2,017)	8,114	5,099	12,354
(Loss) from discontinued operations,
net of tax benefits of $29 and $34, respectively	--	(38)	--	(45)

Income/(loss) before cumulative effect of
accounting change	(2,017)	8,076	5,099	12,309
Cumulative effect of change in accounting
for revenue recognition, net of tax benefit of
$ 1,064	--	--	--	(1,467)

Net income/(loss)	$(2,017)	$8,076	$5,099	$10,842

Income/(loss) per share from
continuing operations -Basic	$(0.07)	$0.30	$0.18	$0.46
-Diluted	(0.07)	0.30	0.18	0.45
Loss per share - cumulative effect of accounting change
- Basic	$-	$-	$-	$(0.05)
- Diluted	-	-	-	(0.05)
Net income/(loss) per share - Basic	$(0.07)	$0.30	$0.18	0.40
Net income/(loss) per share - Diluted	(0.07)	0.30	0.18	0.40
Average shares outstanding - Basic	27,730,313	27,105,724	27,651,383	27,054,311
Average shares outstanding - Diluted	27,730,313	27,235,970	27,824,419	27,167,674

Table II

USF Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in Thousands)

	As of

	July 3, 2004	December 31, 2003

Assets
Current assets:
Cash	$143,963	$121,659
Accounts receivable, net	302,294	271,849
Other current assets	66,221	65,731

Total current assets	512,478	459,239
Property and equipment, net	747,648	753,902
Intangibles and other long term assets	145,647	144,947

Total Assets	1,405,773	1,358,088

Liabilities and Stockholders' Equity
Current liabilities	286,819	252,467
Long-term debt	250,055	250,087
Insurance and other long-term liabilities	194,944	190,745
Stockholders' Equity	673,955	664,789

Total Liabilities and Stockholders' Equity	$1,405,773	$1,358,088

USF Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited (Dollars in Thousands)

	Six Months Ended
	July 3, 2004	July 5, 2003
Cash flows from operating activities:
Net income	$5,099	$10,842
Net loss from discontinued operations	--	45

Income from continuing operations after
cumulative effect of accounting change	5,099	10,887
Cumulative effect of accounting change, net of tax	--	1,467
Depreciation of property and equipment	51,972	51,139
Other, net	15,202	14,152

Net cash provided by operating activities	72,273	77,645

Cash flows from investing activities:
Acquisitions	--	(4,883)
Mexico loan	(2,943)
Capital expenditures	(57,524)	(69,409)
Proceeds from sale of property and equipment	6,717	5,912

Net cash used in investing activities	(53,750)	(68,380)

Net cash provided by (used in) financing activities	3,781	(5,972)

Net increase in cash	22,304	3,293

Cash at beginning of period	121,659	54,158

Cash at end of period	$143,963	$57,451

Table III

USF Corporation
Reconciliation of Non-GAAP Financial Measures
Unaudited (Dollars in Thousands, Except Per-Share Amounts)

	Quarter Ended July 3, 2004			Quarter Ended July 5, 2003
	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Income/(loss) from continuing operations before cumulative effect of accounting change - Per GAAP	$(2,922)	$(2,017)	$(0.07)	$14,210	$8,114	$0.30

Non-comparable items:
Red Star operating losses and shutdown costs	21,359	13,627	0.49	2,079	1,187	0.04

Write-off/amortization expense of Red Star intangible assets	944	602	0.02	575	328	0.01
Information technology write-down	5,980	3,815	0.14	--	--	--
Retirement costs for former CEO	--	--	--	2,100	1,199	0.04

Receivables write-off related to Logistics' customer	--	--	--	--	--	--

Total non-comparable items	28,283	18,044	0.65	4,754	2,714	0.10

Income from continuing operations excluding non-comparable items and cumulative effect of accounting change	$25,361	$16,027	$0.58	$18,964	$10,828	$0.40

Average shares outstanding - Diluted			27,730			27,236

	Six Months Ended July 3, 2004			Six Months Ended July 5, 2003
	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Income from continuing operations before cumulative effect of accounting change - Per GAAP	$9,138	$5,099	$0.18	$21,526	$12,354	$0.45

Non-comparable items:
Red Star operating losses and shutdown costs	23,593	15,052	0.54	7,373	4,232	0.16

Write-off/amortization expense of Red Star intangible assets	1,903	1,214	0.04	834	479	0.02
Information technology write-down	5,980	3,815	0.14	--	--
Retirement costs for former CEO	--	--	--	2,100	1,205	0.04

Receivables write-off related to Logistics' customer	--	--	--	2,000	1,148	0.04

Total non-comparable items	31,476	20,081	0.72	12,307	7,064	0.26

Income from continuing operations excluding non-comparable items and cumulative effect of accounting change	$40,614	$25,180	$0.90	$33,833	$19,418	$0.71

Average shares outstanding - Diluted			27,824			27,168

The exclusion of non-comparable items provide a better presentation of the results of ongoing operations of the company.

Table IV

USF CORPORATION
Quarterly Operating Statistics

LTL Segment	2003		2004				% Chg
Reported Revenue and Fuel Surcharge	Q1	Q2	Q3	Q4	Q1	Q2	Y vs Y
Work Days	67.0	62.5	64.0	59.0	66.0	63.5
Reported Revenue (000)	$488,863	$472,517	$486,449	$450,884	$519,697	$518,191	9.7%
Fuel Surcharge (000)	20,621	15,219	15,576	14,529	21,008	27,202	78.7%
Revenue Excluding Fuel Surcharge (000)	468,242	457,298	470,873	436,355	498,689	490,989	7.4%
Reported Revenue per Day (000)	7,296	7,560	7,601	7,642	7,874	8,160	7.9%
Fuel Surcharge per Day (000)	308	244	243	246	318	428	75.9%
Revenue Excluding Fuel Surcharge per
Day (000)	6,989	7,317	7,357	7,396	7,556	7,732	5.7%

LTL Segment	2003		2004				% Chg
Operating Statistics *	Q1	Q2	Q3	Q4	Q1	Q2	Y vs Y
Work Days	67.0	62.5	64.0	59.0	66.0	63.5
LTL Shipments
Billed Revenue (000)	$466,633	$448,128	$461,740	$424,881	$489,855	$482,631	7.7%
Lbs (000)	4,140,046	3,966,767	4,044,449	3,767,800	4,388,674	4,293,153	8.2%
Shipments	3,650,164	3,510,351	3,572,244	3,286,999	3,753,724	3,640,456	3.7%
Billed Revenue per Day (000)	$6,965	$7,170	$7,215	$7,201	$7,422	$7,600	6.0%
Lbs per Day (000)	61,792	63,468	63,195	63,861	66,495	67,609	6.5%
Shipments per Day	54,480	56,166	55,816	55,712	56,875	57,330	2.1%
Billed Revenue per Shipment	$127.84	$127.66	$129.26	$129.26	$130.50	$132.57	3.9%
Lbs. Per Shipment	1,134	1,130	1,132	1,146	1,169	1,179	4.4%
Billed Revenue per CWT	$11.27	$11.30	$11.42	$11.28	$11.16	$11.24	-0.5%
Average Length of Haul	488	492	492	494	497	508	3.3%

TL Shipments
Billed Revenue (000)	$35,531	$34,488	$35,501	$34,843	$41,247	$43,200	25.3%
Lbs (000)	836,475	803,289	820,651	806,696	960,887	993,421	23.7%
Shipments	56,293	53,511	54,589	53,240	64,262	66,145	23.6%
Billed Revenue per Day (000)	$530	$552	$555	$591	$625	$680	23.3%
Lbs per Day (000)	12,485	12,853	12,823	13,673	14,559	15,644	21.7%
Shipments per Day	840	856	853	902	974	1,042	21.7%
Billed Revenue per Shipment	$631.18	$644.50	$650.33	$654.45	$641.86	$653.11	1.3%
Lbs. Per Shipment	14,859	15,012	15,033	15,152	14,953	15,019	0.0%
Billed Revenue per CWT	$4.25	$4.29	$4.33	$4.32	$4.29	$4.35	1.3%
Average Length of Haul	413	428	430	433	440	446	4.2%

LTL Segment - Total
Billed Revenue (000)	$502,164	$482,616	$497,241	$459,724	$531,102	$525,831	9.0%
Lbs (000)	4,976,521	4,770,056	4,865,100	4,574,496	5,349,561	5,286,574	10.8%
Shipments	3,706,457	3,563,862	3,626,833	3,340,239	3,817,986	3,706,601	4.0%
Billed Revenue per Day (000)	$7,495	$7,722	$7,769	$7,792	$8,047	$8,281	7.2%
Lbs per Day (000)	74,276	76,321	76,017	77,534	81,054	83,253	9.1%
Shipments per Day	55,320	57,022	56,669	56,614	57,848	58,372	2.4%
Billed Revenue per Shipment	$135.48	$135.42	$137.10	$137.63	$139.11	$141.86	4.8%
Lbs. Per Shipment	1,343	1,338	1,341	1,370	1,401	1,426	6.6%
Billed Revenue per CWT	$10.09	$10.12	$10.22	$10.05	$9.93	$9.95	-1.7%
Average Length of Haul	487	491	491	493	493	507	3.3%

* These statistics are presented on an as-billed basis and not as presented in the financial statements. Differences between the operating statistics data and reported revenue in the financial statements result from, among other items, revenue recognition between accounting periods, adjustments for volume discounts that are not attributable to specific invoices and other adjustments to invoices that occur during later periods.